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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in the registration statements listed below of Panhandle Eastern Corporation of our report dated July 30, 1993 with respect to the consolidated balance sheets of Grand Valley Gas Company and Subsidiaries as of May 31, 1993 and 1992, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended May 31, 1993, which report appears in Panhandle Eastern Corporation's Current Report on Form 8-K dated December 22, 1994. The financial statements are not presented separately in Panhandle Eastern Corporation's Current Report on Form 8-K. We also consent to all references to our Firm included in the Registration Statement on Form S-3 (No. 33-56337).

        Form S-8 Registration Statements for the following:

        (1)    1989 Nonemployee Directors Stock Option Plan (No. 33-28912)

        (2)    1977 Non-Qualified Stock Option Plan (No. 2-61225)

        (3)    1982 Key Employee Stock Option Plan (No. 2-79180)

        (4)    Special Recognition Bonus Plan (No. 33-35253)

        (5)    1990 Long Term Incentive Plan (No. 33-35251)

        (6)    Employees' Savings Plan (No. 33-36698)

        (7)    Employees' Savings Plan (No. 33-41079)

        (8)    1994 Long Term Incentive Plan (No. 33-55119)

        (9) 1989 Non-Qualified Stock Option Plan For Directors of Associated Natural Gas Corporation and Associated Natural Gas Corporation Equity Incentive Plan (No. 33-56865)

        Form S-3 Registration Statements for the following:

        (1)    Dividend Reinvestment and Stock Purchase Plan (No. 33-28914)

        (2)    Debt Securities (No. 33-56337)

        Form S-4 Registration Statement (No. 33-56113)

                                          /s/ ARTHUR ANDERSEN LLP
                                          -----------------------
                                              Arthur Andersen LLP

Salt Lake City, Utah
December 20, 1994